FIRST AMENDMENT
                               TO
                    SERIES 1994-2 SUPPLEMENT
                             TO THE
                POOLING AND SERVICING AGREEMENT


          THIS FIRST AMENDMENT TO THE SERIES 1994-2
SUPPLEMENT TO THE POOLING AND SERVICING AGREEMENT, dated as of June 1, 1997 (the "First Amendment") is by and between
MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Seller and
Servicer, and BANKERS TRUST COMPANY, as Trustee.

          WHEREAS the Seller and Servicer and the Trustee have executed that certain Series 1994-2 Supplement, dated as of May 26, 1994 (the "Series 1994-2 Supplement"), to the
Pooling and Servicing Agreement, dated as of September 25,
1991 (as amended to the date hereof, the "Pooling and Servicing Agreement," and collectively with the Series
1994-2 Supplement, the "Agreement");

          WHEREAS the Seller and Servicer and the Trustee wish to amend the Series 1994-2 Supplement as provided herein;

          NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Amendments of Section 2.

          (a) Section 2 is hereby amended by adding the following definitions in the appropriate alphabetical order:

               "Available Investor Principal Collections" shall mean with respect to any Monthly Period, an amount equal to the sum of (a) the Investor Principal
     Collections for such Monthly Period and (b) the amount of Shared Principal Collections with respect to Group
     One that are allocated to Series 1994-2 in accordance with subsection 4.12(b).

               "Cumulative Series Principal Shortfall" shall mean the sum of the Series Principal Shortfalls (as such term is defined in each of the related Series
     Supplements) for each Series in Group One.

               "Daily Principal Shortfall" shall mean, on any date of determination, the excess of the Group One Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Collections processed in respect of Principal Receivables for such Monthly Period allocable to investor certificates of all outstanding Series in Group One which are in an Amortization Period or an Accumulation Period, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date; provided, however, that the amount of Collections processed in respect of Principal Receivables for each such Series shall not include any amounts in excess of the amount of the Group One Monthly Principal Payment related to such Series.

               "Group One Monthly Principal Payment" shall mean with respect to any Monthly Period, for all Series in Group One (including Series 1994-2) which are in an Amortization Period or Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series in Group One), (b) the Controlled Deposit Amount for the related Transfer Date for any Series in its Accumulation Period, other than its Rapid Accumulation Period, if applicable (as such terms are defined in the related Supplements for all Series in Group One), (c) the Investor Interest as of the close of business on the last day of the prior Monthly Period plus the Enhancement Invested Amount, if any, after taking into account any payments to be made on the following Distribution Date for any Series in Group One in its Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series in Group One), (d) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in Group One in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One) and (e) such other amounts as may be specified in the related Supplements for all Series in Group One.

               "Investor Principal Collections" shall mean, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period pursuant to subsections 4.04(a)(ii), 4.04(b)(ii) or 4.04(c)(ii), in each case, as applicable to such Monthly Period, (b) the aggregate amount of Collections withdrawn from the Finance Charge Account and treated as Collections of Principal Receivables pursuant to subsections 4.06(c), 4.06(d) and 4.06(e) and (c) the aggregate amount of Unallocated Principal Collections deposited into the Principal Account pursuant to subsection 4.04(d).

               "Series Principal Shortfall" shall mean with respect to any Transfer Date, the excess, if any, of
     (a)(i) with respect to any Transfer Date relating to the Controlled Amortization Period, the Controlled Distribution Amount for such Transfer Date, and
     (ii) with respect to any Transfer Date during the Rapid Amortization Period, the Investor Interest plus the Enhancement Invested Amount, if any, with respect to such Transfer Date over (b) the Investor Principal Collections with respect to the related Monthly Period.

               "Shared Principal Collections" shall mean either (a) the amount allocated to the Series 1994-2 Certificates which may be applied to the Series Principal Shortfall with respect to other outstanding Series in Group One or (b) the amounts allocated to the investor certificates of other Series in Group One which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover the Series Principal Shortfall with respect to the Series 1994-2 Certificates.

          (b) The definition of "Deficit Controlled
Amortization Amount" is hereby amended to read as follows:

          "Deficit Controlled Amortization Amount" shall initially mean zero and shall thereafter mean, with respect to any Monthly Period during the Controlled
     Amortization Period, the excess, if any, of the Controlled Distribution Amount with respect to the immediately preceding Monthly Period over the amount deposited into the Distribution Account pursuant to subsection 4.08(a)(ii)(A)(x) with respect to such immediately preceding Monthly Period.

          (c)  The definition of "Series Servicing Fee
Percentage" in Section 2 is hereby amended to read as follows:

          "Series Servicing Fee Percentage" shall mean 2.0%.

          SECTION 2.  Amendments of Section 7, Article IV of
the Agreement.

          (a) Subsection 4.04(a)(ii) of Article IV of the
Agreement is hereby amended to read as follows:

          (ii) (A) Allocate to the Series 1994-2
     Certificateholders an amount equal to the product of
     (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing, and, on the related Transfer Date, deposit into the Principal Account an amount equal to the Daily Principal Shortfall as of the close of business on the last day of the related Monthly Period; provided, however, that the aggregate amount allocated to the Series 1994-2 Certificateholders pursuant to this subsection 4.04(a)(ii)(A) for such Monthly Period shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Exchangeable Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Exchangeable Seller Certificate pursuant to this subsection 4.04(a)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Exchangeable Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.04(d).

          (b) Subsection 4.04(b)(ii) of Article IV of the
Agreement is hereby amended to read as follows:

          (ii) (A) Allocate to the Series 1994-2
     Certificateholders an amount equal to the product of
     (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing, and of that allocation, (x) deposit in the Principal Account the full amount of such allocation until the aggregate amount deposited in the Principal Account pursuant to this subsection 4.04(b)(ii)(A) equals the sum of the Controlled Amortization Amount and the Deficit Controlled Amortization Amount (the "Controlled Distribution Amount") for such Monthly Period and (y) on the related Transfer Date, deposit into the Principal Account an amount equal to the Daily Principal Shortfall as of the close of business on the last day of the related Monthly Period; provided, however, that on and after the date on which an aggregate amount equal to the Controlled Distribution Amount for such Monthly Period has been deposited in the Principal Account pursuant to this subsection 4.04(b)(ii)(A), the aggregate amount allocated to the Series 1994-2 Certificateholders pursuant to this subsection 4.04(b)(ii)(A) shall not exceed the Daily Principal Shortfall; and (B) pay to the Holder of the Exchangeable Seller Certificate an amount equal to the excess identified in the proviso to clause (A) above, if any; provided further, however, that the amount to be paid to the Holder of the Exchangeable Seller Certificate pursuant to this subsection 4.04(b)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Exchangeable Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.04(d).

          (c) Subsection 4.04(c)(ii) of Article IV of the
Agreement is hereby amended to read as follows:

          (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.04(c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Investor Interest to be made on the Transfer Date relating to such Monthly Period) and the Enhancement Invested Amount, if any, and (B) pay to the Holder of the Exchangeable Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause
     (A) above; provided, however, that the amount to be paid to the Holder of the Exchangeable Seller Certificate pursuant to this subsection 4.04(c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Exchangeable Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)), and if the Seller Interest does not exceed zero on such date, such excess shall be deposited into the Principal Account for treatment as Collections of Principal Receivables pursuant to Article IV.

          (d) The last sentence of the first paragraph of subsection 4.04(d) of Article IV of the Agreement is hereby amended to read as follows:

     For each Transfer Date with respect to the Controlled Amortization Period or the Rapid Amortization Period, any such Unallocated Principal Collections held in the Principal Account on such Transfer Date shall be included in the Investor Principal Collections which to the extent available shall be distributed pursuant to
     Section 4.08 on such Transfer Date.

          (e) Subsection 4.06(c) of Article IV of the
Agreement is hereby amended to read as follows:

               (c) Defaults.  On each Transfer Date, the
     Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Finance Charge Account, to the extent funds have been allocated to the Series 1994-2 Certificates from Collections processed during the preceding Monthly Period and from any withdrawal from the Cash Collateral Account, after giving effect to the withdrawals pursuant to subsections 4.06(a) and (b), an amount equal to the Aggregate Investor Default Amount, if any, for the preceding Monthly Period, which shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date.

          (f) Subsection 4.06(d) of Article IV of the
Agreement is hereby amended to read as follows:

               (d) Reimbursement of Investor Charge Offs.
     On each Transfer Date, the Trustee, acting in accordance with written instructions of the Servicer, shall withdraw from the Finance Charge Account, to the extent funds have been allocated to the Series 1994-2 Certificates from Collections processed during the preceding Monthly Period, after giving effect to the withdrawals from the Finance Charge Account pursuant to subsections 4.06(a), (b) and (c), an amount equal to the aggregate amount of Investor Charge Offs, if any, which have not theretofore been reimbursed pursuant to this subsection 4.06(d), which shall during the Rapid Amortization Period be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date. On the date of any such reimbursement, the Investor Interest shall be increased by the amount of such reimbursement of Investor Charge Offs.

          (g) Subsection 4.06(e) of Article IV of the
Agreement is hereby amended to read as follows:

               (e) Reimbursement of Reductions to the
     Enhancement Invested Amount. On each Transfer Date, the Trustee acting in accordance with written instructions of the Servicer, shall withdraw from the Finance Charge Account, to the extent that funds have been allocated to the Series 1994-2 Certificates from Collections processed during the preceding Monthly Period, after giving effect to the withdrawals from the Finance Charge Account pursuant to subsections 4.06(a),
     (b), (c) and (d), an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced pursuant to Section 4.05 of this Series Supplement, if any, which has not theretofore been reimbursed pursuant to this subsection 4.06(e), which shall during the Rapid Amortization Period be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date. On the date of any such reimbursement, the Enhancement Invested Amount shall be increased by the amount of such reimbursement.

          (h) Section 4.08 of Article IV of the Agreement is hereby amended to read as follows:

               (b) (i) on each Determination Date with respect to the Revolving Period, the Servicer shall instruct the Trustee in writing to distribute, and on the next succeeding Transfer
     Date the Trustee shall distribute, an amount equal to the Available Investor Principal Collections deposited into the
     Principal Account for the related Monthly Period in the following priority:

                    (A) an amount equal to the lesser of (x) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series in Group One and (2) the Cumulative Series Principal Shortfall and (y) Available Investor Principal Collections shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 1994-2; and

                    (B) an amount equal to the excess, if
          any, of (x) the Available Investor Principal
          Collections for such Transfer Date over (y) the applications specified in subsections 4.08(a)(i)(A) above shall be paid to the Holder of the Exchangeable Seller Certificate; provided, however, that the amount to be paid to the Holder of the Exchangeable Seller Certificate pursuant to this subsection 4.08(a)(i)(B) with respect to such Transfer Date shall be paid to the Holder of the Exchangeable Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.04(d).

               (ii)  On the Determination Date in the
     calendar month following the Monthly Period in which either the Controlled Amortization Period or the Rapid Amortization Period commences, and on each Determination Date thereafter, the Servicer shall instruct the Trustee in writing to distribute, and on the next succeeding Transfer Date the Trustee shall distribute, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period in the following priority:

                    (A) (x) during the Controlled
          Amortization Period, an amount equal to the lesser of (1) the Available Investor Principal Collections and (2) the Controlled Distribution Amount and (y) during the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections shall be deposited into the Distribution Account; provided, however, that the aggregate amount deposited into the Distribution Account pursuant to this subsection 4.08(a)(ii)(A) shall not exceed the sum of the Investor Interest plus the Enhancement Invested Amount, if any, as of the end of the day of the preceding Record Date;

                    (B) an amount equal to the lesser of (x) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.08(a)(ii)(A) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series in Group One and
          (2) the Cumulative Series Principal Shortfall and
          (y) Available Investor Principal Collections remaining after the application specified in subsection 4.08(a)(ii)(A) above, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 1994-2; and

                    (C) an amount equal to the excess, if
          any, of (x) the Available Investor Principal
          Collections for such Transfer Date over (y) the applications specified in subsections 4.08(a)(ii)(A) and (B) above shall be paid to the Holder of the Exchangeable Seller Certificate; provided, however, that the amount to be paid to the Holder of the Exchangeable Seller Certificate pursuant to this subsection 4.08(a)(ii)(C) with respect to such Transfer Date shall be paid to the Holder of the Exchangeable Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.04(d).

               (b) On each Distribution Date occurring after a deposit is made pursuant to subsection
     4.08(a)(ii)(A), the Paying Agent shall pay in the following priority:

               i) the amount deposited into the Distribution Account pursuant to subsection 4.08(a)(ii)(A) on the related
     Transfer Date, up to the outstanding principal amount of the Certificates for such Distribution Date, shall be paid to the Series 1994-2 Certificateholders from the Distribution
     Account in accordance with Section 5.01; and

               ii) for each Distribution Date with respect to the Rapid Amortization Period, beginning with the Distribution Date on which the outstanding principal amount of the Certificates is paid in full, after giving effect to the distributions referred to above, the remaining amount of the deposit into the Distribution Account pursuant to subsection
     4.08(a)(ii)(A) on the related Transfer Date, if any, up to the Enhancement Invested Amount, if any, shall be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement.

          (i) Article IV of the Agreement is hereby further amended by adding the following Section 4.12 immediately following Section 4.11 of Article IV of the Agreement:

               SECTION 4.12  Shared Principal Collections.

               (c) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared
     Principal Collections allocable to Series 1994-2 on any Transfer Date shall be applied pursuant to Section 4.08.

               (d) Shared Principal Collections allocable to Series 1994-2 with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 1994-2 for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 1994-2 on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 1994-2 for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Principal Shortfall for all Series for such Transfer Date.

          SECTION 3.  Effectiveness.  The amendments
provided for by this First Amendment shall become effective upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion:

          (a) Notification in writing from each of Moody's and Standard & Poor's to the effect that the terms of this First Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

          (b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection 3(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

          (c)  An Opinion of Counsel for the Seller
addressed to the Trustee to the effect that the terms of this First Amendment will not adversely affect in any material respect the interests of any Series 1994-2
Certificateholder and that this First Amendment complies with the requirements of the Pooling and Servicing
Agreement.

          (d) Counterparts of this First Amendment, duly executed by the parties hereto.

          SECTION 4. Series 1994-2 Supplement and Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Series 1994-2 Supplement and the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Series 1994-2 Supplement in any other document or instrument shall be deemed to mean such Series 1994-2 Supplement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Series 1994-2 Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement as supplemented by the Series 1994-2 Supplement, as amended by this First Amendment, as though the terms and obligations of the Pooling and Servicing Agreement and the Series 1994-2 Supplement were set forth herein.

          SECTION 5.  Counterparts.  This First Amendment
may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 6. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.
          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.


                              MBNA AMERICA BANK,
                                NATIONAL ASSOCIATION,
                                Seller and Servicer


                              By:   /s/ Karen F. Winkler
                                 Name:  Karen F. Winkler
                                 Title: First Vice President


                              BANKERS TRUST COMPANY,
                                Trustee



                              By:   /s/ Lillian K. Peros
                                 Name:  Lillian K. Peros
                                 Title: